EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Wyndham Hotel Group Employee Savings Plan
Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-232421) of Wyndham Hotels & Resorts, Inc. of our report dated June 28, 2023, relating to the financial statements and supplemental schedule of the Wyndham Hotel Group Employee Savings Plan which appear in this Form 11-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

Dallas, Texas
June 28, 2023